FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the "First Amendment") is dated this 15 day of October, 2020 (the "Effective Date") and is by and between Tower Six OP, LP, a Pennsylvania limited partnership (the "Landlord") and Iota Communications, Inc. (the "Tenant"), collectively "parties."

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of September 6, 2019 (the "Lease"), wherein Landlord leased to Tenant and Tenant leased from Landlord that certain Demised Premises containing approximately seven thousand one hundred fifty (7,150) rentable square feet of space, located on the tenth (10th) floor in the building known as Tower Six located at 600 Hamilton Street, Allentown, Lehigh County, Pennsylvania; and

WHEREAS, the parties wish to amend the Lease as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable considerations, the receipt, sufficiency and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Allocations: Per Section 5 (c) of the Lease, the Tenant Improvement Allowance is up to one hundred ten dollars ($110.00) per Tenant's SF, and the Amortized Excess Tenant Improvement Allowance is up to twenty dollars ($20.00) per Tenant's SF. Landlord is confirming that the actual total Amortized Excess Tenant Improvement Allowance is $106,120.46.

2. Building Construction and Tenant Improvements Section 5 (c) of the Lease: This Amendment shall amend the amount of months in the Amortization Schedule for the Amortized Excess Tenant Improvements to four and one-half (4.5) years at an interest rate of four percent (4%).

$2187.67 JW 10.19.20

3. The Amortized Excess Tenant Improvements Allowance Schedule: Attached as **Exhibit A** is the Amortized Excess Tenant Improvements Allowance Schedule and shall be paid in monthly installments of ~~$2,150~~ over fifty-five (53) months beginning on October 1, 2020 and the last payment due February 1, 2025. This schedule is conterminous with the Lease.

4. Incorporation of Recitals; Capitalized Terms. The above Recitals are true and correct and are incorporated herein by this reference, as if set forth in their entirety. Any capitalized term not defined in this First Amendment shall have the meaning ascribed to it in the Lease.

5. Conflict; Entire Agreement. In the event of any conflict between the terms and conditions set forth in the Lease and those set forth in this First Amendment, the terms and conditions of this First Amendment shall control. This First Amendment, together with the Exhibit annexed hereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, proposals, representations, understandings, suggestions and discussions, whether oral or written, between the parties

regarding the subject matter hereof. This First Amendment may only be amended by a writing signed by each of the parties hereto.

6. Counterparts. This First Amendment may be executed in separate counterparts, each of which shall be deemed an original, and all of which shall be deemed one and the same instrument. Facsimile signatures and electronically-transmitted copies of signatures (e.g., in an Adobe PDF file) shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Effective Date first written above.

TENANT:
Iota Communications Inc.

By: [signature]

Name: Terrence DeFranco

Title: CEO

LANDLORD:
Tower Six OP, LP

By: Tower Six OP GP, LLC, its general partner

By: [signature]

Name: President

Title: J.B. Reilly

Exhibit A

Amortized Excess Tenant

Improvements Allowance Schedule

AMORTIZATION SCHEDULE
Tenant Improvement
Tower 6
Iota Communications

FINANCIAL ASSUMPTIONS	
Amount	$ 106,120.46
Interest Rate	4.00%
Amortization Period (Years)	4.42
Annual Payment	$ 26,252.06
Monthly Payment	$ 2,187.67

Period #	Monthly	Interest	Amortization	Balance
Initial Amount				$ 106,120.46
10/1/2020	$ 2,187.67	$ 353.73	$ 1,833.94	$ 104,286.52
11/1/2020	$ 2,187.67	$ 347.62	$ 1,840.05	$ 102,446.47
12/1/2020	$ 2,187.67	$ 341.49	$ 1,846.18	$ 100,600.29
1/1/2021	$ 2,187.67	$ 335.33	$ 1,852.34	$ 98,747.95
2/1/2021	$ 2,187.67	$ 329.16	$ 1,858.51	$ 96,889.44
3/1/2021	$ 2,187.67	$ 322.96	$ 1,864.71	$ 95,024.73
4/1/2021	$ 2,187.67	$ 316.75	$ 1,870.92	$ 93,153.81
5/1/2021	$ 2,187.67	$ 310.51	$ 1,877.16	$ 91,276.65
6/1/2021	$ 2,187.67	$ 304.26	$ 1,883.42	$ 89,393.23
7/1/2021	$ 2,187.67	$ 297.98	$ 1,889.69	$ 87,503.54
8/1/2021	$ 2,187.67	$ 291.68	$ 1,895.99	$ 85,607.55
9/1/2021	$ 2,187.67	$ 285.36	$ 1,902.31	$ 83,705.23
10/1/2021	$ 2,187.67	$ 279.02	$ 1,908.65	$ 81,796.58
11/1/2021	$ 2,187.67	$ 272.66	$ 1,915.02	$ 79,881.56
12/1/2021	$ 2,187.67	$ 266.27	$ 1,921.40	$ 77,960.16
1/1/2022	$ 2,187.67	$ 259.87	$ 1,927.80	$ 76,032.36
2/1/2022	$ 2,187.67	$ 253.44	$ 1,934.23	$ 74,098.13
3/1/2022	$ 2,187.67	$ 246.99	$ 1,940.68	$ 72,157.45
4/1/2022	$ 2,187.67	$ 240.52	$ 1,947.15	$ 70,210.30
5/1/2022	$ 2,187.67	$ 234.03	$ 1,953.64	$ 68,256.66
6/1/2022	$ 2,187.67	$ 227.52	$ 1,960.15	$ 66,296.51
7/1/2022	$ 2,187.67	$ 220.99	$ 1,966.68	$ 64,329.83
8/1/2022	$ 2,187.67	$ 214.43	$ 1,973.24	$ 62,356.59
9/1/2022	$ 2,187.67	$ 207.86	$ 1,979.82	$ 60,376.77
10/1/2022	$ 2,187.67	$ 201.26	$ 1,986.42	$ 58,390.36
11/1/2022	$ 2,187.67	$ 194.63	$ 1,993.04	$ 56,397.32
12/1/2022	$ 2,187.67	$ 187.99	$ 1,999.68	$ 54,397.64
1/1/2023	$ 2,187.67	$ 181.33	$ 2,006.35	$ 52,391.29
2/1/2023	$ 2,187.67	$ 174.64	$ 2,013.03	$ 50,378.26
3/1/2023	$ 2,187.67	$ 167.93	$ 2,019.74	$ 48,358.51
4/1/2023	$ 2,187.67	$ 161.20	$ 2,026.48	$ 46,332.04
5/1/2023	$ 2,187.67	$ 154.44	$ 2,033.23	$ 44,298.81
6/1/2023	$ 2,187.67	$ 147.66	$ 2,040.01	$ 42,258.80
7/1/2023	$ 2,187.67	$ 140.86	$ 2,046.81	$ 40,211.99
8/1/2023	$ 2,187.67	$ 134.04	$ 2,053.63	$ 38,158.35
9/1/2023	$ 2,187.67	$ 127.19	$ 2,060.48	$ 36,097.88
10/1/2023	$ 2,187.67	$ 120.33	$ 2,067.35	$ 34,030.53
11/1/2023	$ 2,187.67	$ 113.44	$ 2,074.24	$ 31,956.29
12/1/2023	$ 2,187.67	$ 106.52	$ 2,081.15	$ 29,875.14
1/1/2024	$ 2,187.67	$ 99.58	$ 2,088.09	$ 27,787.06
2/1/2024	$ 2,187.67	$ 92.62	$ 2,095.05	$ 25,692.01
3/1/2024	$ 2,187.67	$ 85.64	$ 2,102.03	$ 23,589.98
4/1/2024	$ 2,187.67	$ 78.63	$ 2,109.04	$ 21,480.94
5/1/2024	$ 2,187.67	$ 71.60	$ 2,116.07	$ 19,364.87
6/1/2024	$ 2,187.67	$ 64.55	$ 2,123.12	$ 17,241.75
7/1/2024	$ 2,187.67	$ 57.47	$ 2,130.20	$ 15,111.55
8/1/2024	$ 2,187.67	$ 50.37	$ 2,137.30	$ 12,974.25
9/1/2024	$ 2,187.67	$ 43.25	$ 2,144.42	$ 10,829.82
10/1/2024	$ 2,187.67	$ 36.10	$ 2,151.57	$ 8,678.25
11/1/2024	$ 2,187.67	$ 28.93	$ 2,158.74	$ 6,519.50
12/1/2024	$ 2,187.67	$ 21.73	$ 2,165.94	$ 4,353.56
1/1/2025	$ 2,187.67	$ 14.51	$ 2,173.16	$ 2,180.40
2/1/2025	$ 2,187.67	$ 7.27	$ 2,180.40	$ -